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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Caldera International, Inc.:

        We consent to the use of our report dated January 27, 2003, with respect to the consolidated balance sheet of Caldera International, Inc. and subsidiaries as of October 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated January 27, 2003 refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Caldera International Inc. as of November 1, 2001, and of the adjustments that were applied to retroactively reflect a one-for-four reverse stock split of Caldera International's common stock approved on March 4, 2002.

/s/  KPMG LLP

Salt Lake City, Utah
January 27, 2003

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  Exhibit 23.1